                                Exhibit (p)(2)

                         Policy 4.05 Personal Trading,
                         as revised November 1, 2000,
                                     from
                  Banc One Investment Advisors Corporation's
                               Compliance Manual

4.05 Personal Trading
Banc One Investment Advisors Corporation / Compliance Manual
General Principles

It is the policy of Banc One Investment Advisors Corporation ("Investment Advisors") that all employees must (1) at all times place the interest of the accounts which are managed by Investment Advisors first; (2) conduct all personal securities transactions in a manner that is consistent with the Personal Trading Policy of Investment Advisors and the individual employee's position of trust and responsibility; and (3) adhere to the fundamental standard that Investment Advisors employees must not take inappropriate advantage of their position.

Trading while in possession of material, non-public information, which may or may not be obtained through Investment Advisors analyst's research function is prohibited. The disclosure of any such material, non-public information to any person is also prohibited.

Governing Standards

This Personal Trading Policy is designed to comply with Rule 17j-1 of the Investment Company Act of 1940, Rule 204-2(a)(12) of the Investment Advisers Act of 1940 and the Investment Company Institute's ("ICI") Guidelines on Personal Investing issued in 1994.

This Personal Trading Policy, unless otherwise specifically stated, shall apply to all employees of Investment Advisors. This policy will also apply to members of the

Board of Directors of Investment Advisors.

Restrictions on Personal Trading Activities

1. Initial Public Offerings
   ------------------------

All employees of Investment Advisors are prohibited from acquiring any security in an initial public offering. There are three (3) exceptions. They are: 1) mutual savings bank conversions where an employee maintains an account with the converting savings bank; 2) insurance company offering where an employee is a policy holder of the insurance company; and, 3) an offering that is made to an employee's spouse by the spouse's employer. In all cases, the employee must provide documentation of the offering.

2. Private Placements
   ------------------

All employees must, when purchasing securities in a private placement:

a. obtain the prior written approval of Investment Advisors Corporate Legal Counsel, and

b. disclose the investment, in writing, when they are involved in any subsequent decision to invest in the issuer on behalf of an account (i.e. mutual fund, clones, common/collective funds, personal trust and institutional accounts) which they manage and refer the decision to purchase securities of the issuer for the account to the Senior Managing Director of Equity Securities or Senior Managing Director of Fixed Income Securities. A copy of the written disclosure must be provided to the appropriate

Senior Managing Director listed above in order for the appropriate Senior Managing Director to make a decision on the purchase of the securities.

3. Blackout Periods
   ----------------

a. Same Day

All employees are prohibited from executing a securities transaction (buy or sell) on a day when a mutual fund, investment trust portfolio or clone account of the mutual fund (i.e. institutional clones or common/collective trust funds) has a pending "buy or sell" order in the same (or equivalent) security until that mutual fund, investment trust portfolio or clone account order is executed or withdrawn. An exception will be granted for trades pending ONLY in one of the following funds: Equity Index, Market Expansion Index or International Equity Index. Any personal trades executed within the proscribed blackout periods will be considered a violation of the Policy and subject to the sanctions contained within the Penalty Section of the Policy.

b. Seven Day

All mutual fund team members including portfolio managers, research analysts and traders, are prohibited from buying or selling a security within at least seven
             ----------
(7) calendar days before and after the mutual fund, investment trust portfolio or clone fund (i.e. institutional clones or common/collective trust funds) their team manages trades in the same (or equivalent, i.e. any option to purchase or sell and any security convertible into or exchangeable for that security) security. Any personal trades executed by any employee listed above, within the proscribed blackout period, will be considered a violation of the Policy and subject to the sanctions contained within the Penalty Section of the Policy. Please see the Disclosure and Reporting Requirements section of this
                       -------------------------------------
Policy for information regarding pre-clearance and post-clearance of personal securities transactions.

4. Ban on Short-Term Trading Profits
   ---------------------------------

All employees are prohibited from profiting in the purchase and sale, or the sale and purchase of the same (or equivalent) securities within sixty (60) calendar days. Any personal trades executed within the banned period will be considered a violation of the Policy and subject to the sanctions contained within the Penalty Section of the Policy. This prohibition does not apply to:
1.) Transactions in exempted securities (i.e., direct obligations of the government of the United States, its agencies and instrumentalities, registered investment companies (i.e. shares of Fidelity, Putnam, Janus funds, etc.), Bank One Corporation stock (ONE); 2.) incentive compensation stock option transactions; 3.) transactions which do not result in a gain.

5. Gifts
   -----

All employees must follow the guidelines of the Bank One Corporation Code of Conduct, incorporated herein by reference, when receiving any gift or other thing of value.

6. Service as a Director
   ---------------------

All employees must follow the guidelines of the Bank One Corporation Code of Conduct, incorporated herein by reference, regarding their ability to serve as a corporate director.

7. Internal Research Reports
   -------------------------

Trading in an employee account is prohibited for 48 hours (two (2) trading days) before and after a research report regarding a particular security is distributed. Trading of a security in an employee account is also not permitted for 48 hours (2 trading days) before and after the addition or deletion of the security to or from an Approved List or Model Portfolio. No employee is permitted to trade securities in a manner contrary to recommendations by Investment Advisors without written permission from a Compliance Officer.
                            -------

8. Bank One Securities
   -------------------

The Bank One Corporation Insider Trading Policy (which is a part of Investment Advisors Insider Trading Policy) states:

As an officer or employee of a Bank One Corporation affiliate, you are prohibited from trading in Bank One securities at any time that you are in possession of inside information.

Reporting Persons (as defined in the Bank One

Corporation Insider Trading Policy) may not be able to trade in Bank One securities even when they are not in possession of inside information.

ALL employees must adhere to the additional rules in the Bank One Corporation Code of Conduct, incorporated herein by reference, with regard to all personal transactions in Bank One stock. Included in those rules, all employees are prohibited from selling Bank One stock which they do not own ("selling short") and purchasing or selling options on shares of Bank One stock (except for the exercise of stock options granted under a Bank One stock option or similar Bank One plan). This prohibition also applies to a Bank One announced acquisition target, a Bank One supplier or candidate for entering into a joint venture or other significant business relationship with Bank One.

9. Investment Clubs
   ----------------

All employees of Investment Advisors are prohibited from participating in an investment club.

Disclosure and Reporting Requirements

1. Preclearance
   ------------

All employees are required to preclear all securities transactions (both buys and sells) in which the employee has, or by reason of the transaction acquires, any direct or indirect beneficial ownership, with the Senior Managing Director of Equity Securities, or in their absence the Manager of the Equity Trading Desk (or some other designee), for all transactions in equity securities and the Senior Managing Director of Fixed Income Securities, or in their absence the Managing Director of Fixed Income Risk Management/Research for all transactions in fixed income securities; or, the Managing Director of the Fixed Income Taxable Bond Team (or some other designee) for taxable bond securities transactions or the Managing Director of Fixed Income Tax-Exempt Bond Team (or some other designee) for tax-exempt securities transactions. Those individuals listed above must receive preclearance from the Chief Compliance Officer.

Preclearance is good only for the business day on which it is granted and for the following business day. For example, if you received clearance to trade a security on Monday, you must trade that security on Monday or Tuesday. If you decide you do not want to place the trade on Monday or Tuesday and want to place the trade on Wednesday instead, you must obtain new preclearance for Wednesday. Trades placed on the second business day of the preclearance window must be executed during trading hours. You must obtain a separate preclearance for each buy and sell transaction.

The employee may receive preclearance orally from one of the above-referenced individuals which must then be followed up in writing by the individual granting preclearance within 24 hours after clearance is granted. A copy of the preclearance approval must be sent to the employee as well as to the Chief Compliance Officer. Any trade for which a preclearance approval in writing is not received will be considered a violation of this Personal Trading Policy.

It is not necessary to receive preclearance for the following exempt securities:
(1) direct obligations of the government of the United States, its agencies or instrumentalities; (2) shares of registered investment companies; and, (3) ONE.

Beneficial ownership of a security is determined in the following manner: an employee should consider themselves the beneficial owner of securities held by their spouse, their minor children, another person who shares their home or other persons if by reason of any contact, understanding, relationship agreement or other arrangement they obtain from such ownership. The employee should also consider themselves the beneficial owner of securities if they can invest or revest title in themselves now or in the future.

Both the Investment Company Act of 1940 and the Investment Advisers Act of 1940 define securities as: any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security, (including a certificate of deposit) or on any group or index of securities including any interest therein (or based on the value thereof) or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing.

Registered Investment Company is defined as: open-end mutual funds, closed-end mutual funds, Unit Investment Trusts (UITs), and Exchange Traded Funds such as QQQ, Diamonds, Spiders, etc.

Any questions regarding the definition of securities or registered investment companies should be directed to the Compliance Department.

2. Post-clearance
   --------------

In addition to pre-clearance, all mutual fund team members, including portfolio managers, research analysts and traders, are required to post-clear all personal securities transactions (both buys and sells) on the 8th calendar day following the date of the trade. Failure to post-clear a trade on the 8th calendar day following the date of the trade will be considered a breach of the Policy and subject to the sanctions contained within the Penalty section of the Policy.

If a trade (buy or sell) has been executed in a mutual fund, investment trust portfolio or clone account which the employee's team manages within the 7 (seven) calendar days following the date of the employee's trade, the following action must be taken by the employee:

A) If the trade is part of a program trade (Program Trade):

1. If the employee is designated as "Level 2", the employee must reverse the non-qualifying trade, after obtaining the necessary preclearance, and disgorge any profit, to a charity of their choice, within 10 (ten) business days of notification. The employee must provide a copy of the letter to the charity and the check made payable to the charity for the amount of the disgorgement to the Compliance Department. In addition, the employee must provide a copy of the canceled check once it is available. After the third non-qualifying trade, the employee will be restricted to trading in exempt securities as defined in the "Preclearance" section of the Policy for a period of 6 (six) months. If an employee is restricted from trading 3 (three) times, the employee will then be restricted to only trading in exempt securities for the remainder of their tenure at Investment Advisors.

2. If the employee is designated as "Level 3", the employee must reverse the non-qualifying trade, after obtaining the necessary preclearance, and pay a penalty of 25% of the market value of the original transaction within 10 business days of notification. The penalty shall be paid to a charity that the employee chooses. The employee must provide a copy of a letter and check made payable to the charity for the amount of the penalty to the Compliance Department. In addition, the employee must provide a copy of the canceled check once it is available.

After the second non-qualifying trade, the employee will be restricted to trading in exempt securities as defined in the "Preclearance" section of the Policy for a period of 6 (six) months. If an employee is restricted from trading 2 (two) times, the employee will then be restricted to only trading in exempt securities for the remainder of their tenure at Investment Advisors.

B) If the trade is not a Program Trade (Non-Program Trade); this will be considered a violation of the Policy and subject to the sanctions contained within the Penalty section of the Policy.

Definitions
-----------

Program Trade is defined as: (i) cash being added to an account which causes
-------------
securities to be bought in a manner that maintains the accounts existing allocation or (ii) cash being withdrawn from an account which causes securities to be sold in a manner that maintains the account's current securities allocation.

Non-Program Trade is defined, as any trade that is not a Program Trade as
-----------------
defined above.

"Level 2" designation is an employee of Investment Advisors who is a member of a
---------------------
mutual fund team but does not authorize trades.

"Level 3" designation is an employee of Investment Advisors who is a member of a
---------------------
mutual fund team and who does authorize trades.

Authorize Trades is defined as the authority to place the trade and the
----------------
responsibility for its generation.

The designation of Level 2 and Level 3 employees is the responsibility of the Senior Managing Director of Equity Securities and the Senior Managing Director of Fixed Income Securities. The initial reporting of these designations must be made to the Preclearance Group and the Compliance Department upon the effective date of this policy. In addition, it will be their responsibility to notify the Compliance Department and the Preclearance Group of any changes in designations immediately upon their effectiveness. Failure to provide the Preclearance Group and the Compliance Department of any changes in Level designations may have adverse consequences on an employee's personal trading.

3. Records of Securities Transactions
   ----------------------------------

All employees are required to direct, in writing with a copy to the Chief Compliance Officer, their brokers to provide the Chief Compliance Officer with duplicate copies of confirmations of all reportable personal securities transactions and copies of all statements for all securities accounts. Reportable transactions do not include (1) direct obligations of the United States Government, its agencies or instrumentalities; and, (2) shares of registered investment companies.

4. Disclosure of Personal Holdings
   -------------------------------

All employees are required to disclose all personal
                                       ---
securities holdings (including direct obligations of the U.S. Government, its agencies and instrumentalities, registered investment companies and ONE), in writing to the Chief Compliance Officer upon commencement of employment and thereafter on an annual basis. Reports must be received within ten (10) calendar days of employment and within ten (10) calendar days of each year-end (i.e., January 10).

5. Certification of Compliance with the Personal Trading Policy
   ------------------------------------------------------------

All employees are required to certify upon commencement of employment and annually in writing to the Chief Compliance Officer that they have read and understand the Personal Trading Policy. Each employee must further certify that they have complied with the requirements of the Personal Trading Policy and that they have disclosed or reported all personal securities transactions required to be disclosed or reported.

Compliance Procedures

In order to provide information to determine with reasonable assurance whether all employees are observing the provisions of the Personal Trading Policy:

1. The Chief Compliance Officer shall notify each employee of the reporting requirements of the Personal Trading Policy and deliver a copy of the Policy to each employee.

2.Each employee and director to whom this policy applies must submit to the Chief Compliance Officer on an annual basis, an Annual Certification of Compliance with the Personal Trading Policy as prescribed in the attached Exhibit A.

The annual certification must be filed with the Chief Compliance Officer within ten (10) calendar days after year-end.

3. Each employee and director to whom this policy applies must submit to the Chief Compliance Officer upon commencement of employment and thereafter on an annual basis, reports in the form prescribed in the attached Exhibit B, Personal Securities Holdings. The annual report must be filed with the Chief Compliance Officer within ten (10) calendar days after year-end.

4. Each employee and director, to whom this policy applies, must submit to the Chief Compliance Officer on a quarterly basis, reports in the form prescribed in the attached Exhibit C, Personal Securities Transactions. The quarterly report must be filed with the Chief Compliance Officer within ten (10) calendar days after each quarter-end. If an employee is on an approved leave of absence (i.e.: military, maternity, etc.) over a quarter end, the Chief Compliance Officer may waive the requirement of quarterly reporting for the employee. Circumstances that will be considered in granting a reporting waiver include: past trading history, current brokerage arrangements and any other relevant factors.

5. The individual granting the preclearance must document decisions regarding the preclearance of all securities transactions in writing. The written preclearance authorization must document that the trade does not violate any terms of the Personal Trading Policy.

6. The Compliance Department will review all trades for violations of the ban on short-term trading profits.

7. All employees are required to direct, in writing with a copy to the Chief Compliance Officer, their brokers to provide the Chief Compliance Officer with duplicate copies of confirmations of all reportable personal securities transactions and copies of all statements for all securities accounts. The Compliance Department will verify on a quarterly basis that all statements for accounts reported are received.

8. The Personal Trading Violations Committee, made up of senior management of the firm, will review each violation of the policy that has occurred. Quarterly, the Chief Compliance Officer must report, to Senior Management of Investment Advisors, to Investment Advisors' Board of Directors and to the Trustees of One Group the results of each quarterly review of employee personal trading files, status of the quarterly report of securities transactions and the annual report of holdings, all violations of the Policy, the results of the Committee meetings and all exceptions.

9. The following sanctions will be imposed for violations of the Policy:

(a) Personal Security Transaction Violations

Employees will be required to break or unwind the transaction (e.g. if the trade is a buy, the employee must sell the security or if the trade is a sell, the employee must buy back the security) and pay a penalty of 25% of the market value of the transaction. The penalty will be paid to a charity that the employee chooses. The employee must provide a copy of a letter and check made payable to the charity for the amount of the penalty to the Compliance Department. In addition, the employee must provide a copy of the canceled check once it is available.

This penalty will be imposed for failure to preclear a Transaction, failure to post-clear a Transaction on the 8th calendar day following the date of a personal trade (if required), violations of the Same Day Blackout Period, violation of the Seven Day Blackout Period for Non-Program Trades, and violations of the Ban on Short-Term Trading Profits.

Non-investment employees of Investment Advisors will be granted one "grace trade" exception from the penalty section of the policy. A "grace trade" exception is a violation of the policy; however, the sanctions in the policy will not be imposed. A second violation will result in the sanctions being imposed.

This exception will not be granted to employees of Investment Advisors who are investment personnel (i.e., all employees, except for support staff, of any division of the Fixed Income Department or Equity Department, including the Portfolio Management Group (PMG). Any violation of this policy will result in the sanctions being imposed.

A third violation by any employee of Investment Advisors of section 9(a) of this
--------------------------------------------------------------------------------
policy will result in termination.
----------------------------------

(b) Failure to Provide Brokerage Statements and Confirmations for Reportable Accounts

Each employee will be required to pay a $100.00 fine for every missing brokerage statement and confirmation for a reportable account. Missing statements and confirmations will be identified during quarterly reviews of all personal trading files. The fine will be paid to a charity chosen by the employee. The employee must provide to the Compliance Department a copy of a letter and check made payable to the charity for the amount of the penalty. Inaddition, the employee must provide a copy of the cancelled check once it is available. This fine may be waived, at the discretion of the Chief Compliance Officer, if its is determined that the employee was not responsible for non-receipt of account statement(s) and confirmation(s).

(c) Failure to Disclose a Reportable Brokerage Account Opened During the Calendar Year

Any employee who opens a new brokerage account and fails to report the new brokerage account on Exhibit C at the end of the quarter in which the account was opened will be required to pay a $100.00 fine. The fine will be paid to a charity chosen by the employee. The employee must provide to the Compliance Department a copy of a letter and check made payable to the charity for the amount of the penalty. In addition, the employee must provide a copy of the cancelled check once it is available.

(d) Failure to Disclose a Reportable Brokerage Account

Any employee who fails to disclose a reportable brokerage account either on the Brokerage Account Information Form (at the time of employment or at the time of the annual renewal) or on Exhibit C (quarterly), will be required to pay a $100.00 fine for the first identified account which was not reported. The fine will be paid to a charity chosen by the employee. The employee must provide to the Compliance Department a copy of a letter and check made payable to the charity for the amount of the penalty, In addition, the employee must provide a copy of the cancelled check once it is available.

Any subsequent violations of this section of the policy could, at the discretion of Senior Management, result in termination.

10. The Personal Trading Policy, a copy of each Personal Securities Holding Report and Personal Securities Transactions Report, any written report prepared by the Chief Compliance Officer and lists of all persons required to make reports will be preserved by the Chief Compliance Officer for the period required by the Investment Company Act of 1940 and The Investment Advisers Act of 1940.

11. This section addresses the requirements for married couples who are both employees of BOIA.

A. Commencement of Employment & Initial Reporting
   ----------------------------------------------

Upon commencement of employment with BOIA, all employees must complete the initial certifications, disclosures and reporting requirements under this policy as an individual, regardless of whether the information requested has been previously reported.

1. Brokerage Account Information Form
   ----------------------------------

When completing the Brokerage Account Information Form, the employee must report all accounts, which are required to be reported under the policy, even if an account is already being reported by the spouse. For joint accounts, the employee should indicate which spouse would be the primary contact. The person who is listed as the primary contact for each account is responsible for ensuring that duplicate statements and confirmations are provided to the Compliance Department by the broker.

B. Quarterly reporting
   -------------------

Both spouses must sign and date the Personal Securities Transaction Report (Exhibit C). All documentation required of either spouse may be submitted in one package for both.

C. Annual Reporting
   ----------------

Annually, each spouse must sign and submit a separate

Exhibit A certifies that each employee has read and will abide by the terms of the BOIA Personal Trading Policy.

The annual Personal Securities Holdings Disclosure (Exhibit B) and the Brokerage Account Information Form may be filled out jointly and must be signed by both spouses. For all brokerage accounts, the employees must indicate which spouse is the primary contact for purposes of this policy.

D. Preclearance & Trading
   ----------------------

Spouses that are listed as the primary contact for accounts noted on the Brokerage Account Information Form will be looked to for compliance with this section of the policy.

E. Standard of Care
   ----------------

The highest standard of care with respect to this policy of either spouse shall be the standard of care required by both spouses. For example, if one spouse is a money manger and the other spouse is in marketing, both spouses will be held to the standard of care required of a money manager. This common standard of care also includes trading restrictions and penalties. Using the above example, normally an employee of the marketing department would be eligible for a first time "Oops" violation. However, if they are a spouse of an employee that is not eligible for an "Oops" violation, they are likewise not eligible.

F. Violations & Penalties
   ----------------------

If there is found to be a violation of any portion of this policy in any reportable account(s), the violation will be counted against BOTH spouses.
                           ----------------------------------------------
However, any monetary penalty associated with any violation will be enforced only against the spouse listed as the primary contact on the account in which it occurred. Please be advised that multiple violations that would constitute termination of employment under this policy may result in BOTH spouses being terminated.

                                                                Amended: 11/2000

                   Banc One Investment Advisors Corporation
                            Personal Trading Policy
                                     Q & A
Please Note: This Q & A is provided to employees as a reference tool only. This reference tool is not a part of or a substitute for the Personal Trading Policy. Please read the Personal Trading Policy (Policy 4.05) and contact the Compliance Department with any questions.

FORMS
-----

General
-------

1. When do I complete my personal trading forms?
The SEC requires that employees of registered investment advisors complete and submit reports concerning personal securities holdings within 10 (ten) calendar days of your employment start date and, on an annual basis, within 10 (ten) calendar days after the end of the year. In addition, quarterly transaction reports must be completed and submitted within 10 (ten) calendar days after the last day of the quarter.

Exhibit A
---------

1. What is Exhibit A (Certification of Compliance)? This is the employee's certification that they have read and will abide by the terms of the BOIA Personal Trading Policy and its related policies.

Exhibit B
---------

1. What types of securities should I report with Exhibit B

(Personal Securities Holdings Disclosures)?
ALL personal securities holdings, as defined in the policy, held outside of a 401(k) must be reported with Exhibit B. This includes securities owned by you, your spouse, your children and any adults living in your household.

Examples of securities that need to be reported with Exhibit B include: stocks, options, U.S. bonds, municipal bonds, corporate bonds, mutual funds (affiliated and unaffiliated), UITs, closed end funds, exchange traded funds, oil/gas/mineral rights, Bank One Corporation stock (ONE), stock held in Dividend Reinvestment Plans (DRIPs) and Stock Purchase Plans.

2. What if the only securities I hold are in my 401(k)?
If the only securities you hold are in your 401(k), sign choice #1 on the Exhibit B.

3. I don't have any securities holdings. Do I still have to complete the Exhibit B?
Yes. ALL employees must complete Exhibit B when they start with BOIA and on an annual basis. If you have no personal securities holding, sign choice #1 on the form. NEVER sign both #1 and #2 on the Exhibit B.

4. Nothing has changed since the last time I completed the Exhibit B. Do I still have to complete the Annual Exhibit B?
Yes. You must complete and submit an Exhibit B on an annual basis (12/31). This includes signing the certification and providing a complete list of holdings as
                                   ---
of the end of the year.

5. Do I have to report my holdings of Bank One stock (ONE)?

Yes. Your holdings of ONE must be reported on Exhibit B. The only exceptions are holdings of ONE in your 401(k), unexercised options in ONE that you have been
                                -----------
granted as part of the employee incentive compensation plan, and restricted shares of ONE. (You do not have to pre-clear any transactions in ONE.)

6. Where is the attachment referenced on Exhibit B?
You must create the attachment for Exhibit B that includes all your securities holdings, and the information required for each holding.

7. Can I attach my most recent statement(s) as my list of holdings?
Yes. You may attach statements. However, remember, if you have a security that is not held in an account (i.e., stock held in certificate form), you will need to write that information out on Exhibit B or attach a separate sheet of paper.

Brokerage Account Information Form (OBA)
----------------------------------------
1. What types of accounts do I have to report on the Brokerage Account Information Form (OBA)?
You must report every account in which you have a direct or indirect beneficial ownership, such as:

- Your personal brokerage accounts
- Your spouse's brokerage accounts
- Your children's brokerage accounts
- Brokerage accounts for any adults living in the same household as you

        - Joint brokerage accounts (you & your spouse, you & a parent, you & a significant other)
        - Self-directed IRA accounts (yours, your spouse's, etc.)
        - Accounts in which you act as a guardian or trustee

2. Do I have to report my 401(k) on the OBA? Or, my spouse's 401(k)?
It is not necessary to report any 401(k). However, if a 401(k) is, for example, moved to a rollover IRA, that account is reportable.

3. Do I have to report my mutual fund account(s) on the OBA?
It is not necessary to report accounts that hold only registered investment
                                                 ----
companies, such as mutual funds, closed end funds, UITs and exchange traded funds, on the OBA. However, remember, these securities do have to be reported on the Exhibit B.

Do I have to report my One Group Mutual Fund accounts on the OBA?
No. You do not have to report One Group accounts on the OBA. However, remember, One Group funds do have to be reported on the Exhibit B.

4. What if I hold both mutual funds and individual stocks/bonds in a brokerage account? If the account currently or will hold securities other than registered investment companies, you must report the account and provide duplicate statements and confirmations.

5. Do I have to report my Bank One Employee Stock Purchase Plan (ESPP) account on the OBA?

No. These holdings only need to be reported on Exhibit B.

6. Do I have to report my brokerage account that holds shares of ONE?
Yes. Duplicate statements and confirmations must be sent to the Compliance Department. However, you do not have to pre-clear transactions on ONE.

7. I have several DRIP accounts. Do I need to report those accounts on the OBA? No. These holdings only need to be reported on Exhibit B.

8. I have a roommate. Do I have to report their brokerage accounts on the OBA? Yes. You must report their accounts on the OBA and provide duplicate statements and confirmations. In addition, their holdings must be reported on the Exhibit B and their trades must be pre-cleared.

9. Can I just provide photocopies of my securities account statements and confirmations quarterly?
No. For all accounts required to be reported on the OBA, you must contact your broker, in writing, instructing them to have duplicate statements and confirmations sent to the BOIA Compliance Department.

10. I don't have any reportable accounts. Do I still have to complete the OBA? Yes. If you have no reportable accounts, print "none" on the form and sign at the bottom of the form.

11. Nothing has changed since the last time I completed the OBA? Do I still have to complete the Annual OBA?

Yes. You must complete the Annual OBA. Print "none" and sign if you have no reportable account. If you have reportable accounts, complete the requested information and sign.

Exhibit C
---------

1. What is Exhibit C (Personal Securities Transaction Report)?
This form fulfills the policy requirement that you must positively confirm that you are providing the Compliance Department with the required information regarding your personal trading activity.

2. When do I complete Exhibit C?
The SEC requires that transaction reports are completed on a quarterly basis and submitted within 10 (ten) calendar days after the end of the quarter.

3. I don't have any securities accounts. Do I still have to complete Exhibit C? Yes. Sign choice #1 on the form certifying that you have had no reportable securities transactions.

4. The Compliance Department is receiving duplicate statements and confirmations for my accounts. Do I still have to complete Exhibit C?
Yes. Sign #1 on the form if you have had no reportable securities transactions or sign #2 if you have had securities transactions and the Compliance Department is receiving duplicate statements and confirmations. Do not sign #1 and #2 both.

5. I opened a new account last quarter. How do I report that on Exhibit C?
Sign #3 on the form and provide the required documentation. If you have other accounts for which the Compliance Department is receiving duplicate statements and confirmations, sign both #2 and #3.

GENERAL INFORMATION
-------------------

Duplicate statements and confirmations
--------------------------------------

1. Where do I tell my broker to send duplicate statements and confirmations? Contact each brokerage firm, in writing, to request that duplicate confirmations and statements be sent to:

                                            Banc One Investment Advisors
                                            Corporation
                                            1111 Polaris Parkway, P.O.Box
                                            710211
                                            Columbus, Ohio 43271-0211
                                            Attn: Compliance Department.
2. Where do I send a photocopy of the letter I sent to my broker?
Provide a copy of the letter to the Compliance Department, OH1-0211.

3. For which accounts does the Compliance Department need to receive duplicate statements and confirmations?
Duplicate statements and confirmations should be provided for all of the reportable accounts that you listed on your OBA.

4. Can I just send photocopies to the Compliance Department each quarter?

No. The policy requires that duplicate statements and confirmations be provided to the Compliance Department directly from your broker.

5. Do I need to have duplicate statements and confirmations sent to the Compliance Department for my mutual fund accounts?
No. Duplicate trade confirmations and statements do not have to be provided for registered investment companies, including One Group Mutual Fund accounts.

6. What does the Compliance Department do with all that paper?
The Compliance Department matches duplicate confirmations, pre-clearance forms and post-clearance forms, and matches trades to account statements. You will hear from us if information does not match up or if we do not receive required documentation.

Pre-clearance
-------------

1. What types of securities trades do I need to have pre-cleared?
ALL TRADES (buys and sells) MUST BE PRECLEARED except for U.S. governments
----------------------------------------------
(municipal securities must be pre-cleared), U.S. agencies and instrumentalities, registered investment companies (including open-end mutual funds, closed-end funds, UITs, and exchange traded funds) and Bank One stock (ONE).

2. Where is the pre-clearance form?
The pre-clearance request form can be found on the IMG Intranet. Choose "Banc One Investment Advisors", "Policies and

Procedures", "Pre-clearance".

3. Where do I send it?
Fax it to 614/ 213-9922.

4. Who do I contact if I have a question about a pre-clearance I have submitted? Robin Sims @ 614/ 213-1488.

5. Once I receive pre-clearance for a security, how long do I have to trade that security? Pre-clearance is good only for the trading day on which it was granted and the next trading day (i.e.: pre-clearance granted on Monday, you must trade
                                                                      ----
on Monday or Tuesday).

6. What if I forget to trade before the close of the market on the second day? Can I enter the trade over the Internet when I get home?
If you do a trade after the market closes on "Day 2", the confirmation will be dated outside the pre-clearance window, "Day 3".

7. What if I decide not to trade either day?
You are not required to trade if you get a pre-clearance. If you did not trade, when contacted by the Compliance Department, please respond that you did not do the trade.

Initial Public Offerings (IPOs)
-------------------------------

1. Can I buy an IPO if I get pre-clearance?
BOIA employees are not permitted to participate in Initial Public Offerings
(IPOs). Contact the Compliance Department for IPO policy exceptions.

Investment Clubs
----------------

1. Can I participate in an Investment Club?
BOIA employees are not permitted to participate in Investment Clubs. There are no exceptions.

7-day Blackout
--------------

1. I'm on a fund team. What blackout period applies to me?
If you are on one of the mutual fund money management teams, you must adhere to a 7-day blackout.

2. What is post-clearance?
If you are on one of the mutual fund money management teams, please refer to the Post-clearance section of the Policy and the Post-clearance Q&A.

Ban on Short Term Trading Profit
--------------------------------

1. How long do I have to hold a security I have purchased? What if I sold a security and want to buy it again?
You may not profit from the purchase and sale or the sale and purchase of the same or equivalent security within 60 calendar days. This prohibition does not apply to "exempted" securities, incentive compensation stock option trades, or if there is no gain.

Violations
----------

1. What if I violate the Policy?
Non-investment personnel only get one "oops!" violation of the policy. The
                                  ---
second violation of the policy will cause specific penalties to be imposed. Investment personnel (employees, except for support staff, of any division of the Fixed Income Department or Equity Department, including the Portfolio Management Group (PMG)) will incur the penalties noted in the policy for any violation of the policy.

2. Can I lose my job if I violate the policy?
A third violation of the policy will result in termination. Please note that an "oops" does count as a violation.

This, however, does not apply when sanctions are imposed as a result of a Program Trade. Please refer to the Post-clearance section of the Policy for detail regarding Program Trades.

Married Couples
---------------

1. My spouse works for BOIA, too. What should we do?
Married Couples who are both employees of BOIA, please review section 11 of the policy for reporting requirements.

Questions
---------

1. Who should I call if I have questions about the Personal Trading Policy?
Call Eimile O'Connell @ 614/213-9808 (A-G), Rita Tholt @ 614/213-5832 (H-N) or
Kevin Grether @ 614/213-1770 (O-Z). Or, contact Beverly Langley @ 614/ 213-2316.